EXHIBIT (99)-6
                            EXCHANGE AGENT AGREEMENT

                             _________________, 2001

The Bank of New York
101 Barclay Street
New York, New York  10286
Reorganization Department, 7 East

Ladies and Gentlemen:

         HEALTHSOUTH Corporation (the "Company"), is offering to exchange (the "Exchange Offer") its 8 1/2% Senior Notes due 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-4 (File No. 333-__________) for an equal principal amount of the Company's outstanding 8 1/2% Senior Notes due 2008 (the "Private Notes"), which were issued in a transaction exempt from registration under the Securities Act. The Exchange Notes and the Private Notes are collectively referred to herein as the "Notes". The term "Expiration Date" shall mean 5:00 p.m., New York City time, on __________, 2001, unless the Exchange Offer is extended as provided in the Prospectus included in such Registration Statement (the "Prospectus"), in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Upon execution of this Agreement, The Bank of New York will act as the Exchange Agent for the Exchange Offer (the "Exchange Agent"). A copy of the Prospectus is attached hereto as EXHIBIT A. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Prospectus.

         A copy of each of the form of the letter of transmittal (the "Letter of Transmittal"), the form of the notice of guaranteed delivery (the "Notice of Guaranteed Delivery"), the form of letter to brokers and the form of letter of clients (collectively, the "Tender Documents") to be used by holders of Private Notes ("Holders") in order to receive Exchange Notes pursuant to the Exchange Offer is attached hereto as EXHIBIT B.

         The Company hereby appoints you to act as Exchange Agent in connection with the Exchange Offer. In carrying out your duties as Exchange Agent, you are to act in accordance with the following provisions of this Agreement:

         1. You are to mail the Prospectus and the Tender Documents to all of the Holders and participants on the day that you are notified by the Company that the Registration Statement has become effective under the Securities Act of 1933, as amended, or as soon as practicable thereafter, and to make subsequent mailings thereof to any persons who become Holders prior to the Expiration Date and to any persons as may from time to time be requested by the Company. All mailings pursuant to this Section 1 shall be by first-class mail, postage prepaid, unless otherwise specified by the Company. You shall also accept and comply with telephone requests for information relating to

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the Exchange  Offer,  provided  that such  information  shall relate only to the procedures for tendering Private Notes in (or withdrawing tenders of Private Notes from) the Exchange Offer. All other requests for information relating to the Exchange Offer shall be directed to the Company, Attention: Malcolm E. McVay, One HealthSouth Parkway, Birmingham, Alabama 35243; Telephone (205) 969-6140; Facsimile (205) 969-4620.

         2. You are to examine the Letters of Transmittal and the Private Notes and other documents delivered or mailed to you, by or for the Holders, prior to the Expiration Date, to ascertain whether (i) each Letter of Transmittal is properly executed and completed in accordance with the instructions set forth therein, (ii) the Private Notes are in proper form for transfer and (iii) any other document required by the instructions accompanying the Letters of Transmittal is completed and duly executed in accordance with such instructions. In each case where a Letter of Transmittal or other document has been improperly executed or completed or, for any other reason, is not in proper form, or some other irregularity exists, you are authorized to endeavor to take such action as you consider appropriate to notify the tendering Holder of such irregularity and as to the appropriate means of resolving the same. Determination of questions as to the proper completion or execution of the Letters of Transmittal, or as to the proper form for transfer of the Private Notes or as to any other irregularity in connection with the submission of Letters of Transmittal and/or Private Notes and other documents in connection with the Exchange Offer, shall be made by the officers of, or counsel for, the Company at their written instructions or oral direction confirmed by facsimile. Any determination made by the Company on such questions shall be final and binding.

         3. At the  written  request  of the  Company  or its  counsel,  Haskell
Slaughter & Young, L.L.C., you shall notify tendering Holders in the event of any extension, termination or amendment of the Exchange Offer. In the event of any such termination, you will return all tendered Private Notes to the persons entitled thereto, at the request and expense of the Company.

         4. Tender of the Private Notes may be made only as set forth in the Letter of Transmittal. Notwithstanding the foregoing, tenders which the Company shall approve in writing as having been properly tendered shall be considered to be properly tendered. Letters of Transmittal and Notices of Guaranteed Delivery shall be recorded by you as to the date and time of receipt and shall be preserved and retained by you at the Company's expense for six years. Exchange Notes are to be issued in exchange for Private Notes pursuant to the Exchange Offer only in accordance with the provisions of Section 8 hereof and only (i) against deposit with you prior to the Expiration Date or, in the case of a tender in accordance with the guaranteed delivery procedures outlined in the Letter of Transmittal, within three New York Stock Exchange trading days after the Expiration Date of the Exchange Offer, together with executed Letters of Transmittal and other documents required by the Exchange Offer or (ii) in the event that the Holder is a participant in The Depository Trust Company ("DTC") system, by the utilization of DTC's Automated Tender Offer Program ("ATOP") and any evidence required by the Exchange Offer.

         You are hereby directed to establish an account with respect to the Private Notes at DTC (the "Book Entry Transfer Facility") within two business days after the date of the Prospectus. Any financial institution that is a participant in the Book Entry Transfer Facility system may, until the

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Expiration Date, make book-entry delivery of the Notes by causing the Book Entry
Transfer Facility to transfer such Notes into your account in accordance with the procedure for such transfer established by the Book Entry Transfer Facility. In every case, however, a Letter of Transmittal (or a manually executed facsimile thereof), or an Agent's Message, properly completed and duly executed with any required signature guarantees and any other required documents must be transmitted to and received by you prior to the Expiration Date or the guaranteed delivery procedures described in the Prospectus must be complied with.

         The term "Agent's Message" means a message transmitted by a participant of the Book Entry Transfer Facility to and received by DTC and forming a part of a Book Entry Confirmation, which states that such Book Entry Transfer Facility has received an express acknowledgment from the participant in such Book Entry Transfer Facility tendering the Private Notes that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

         5. Upon the oral or written request of the Company (with written confirmation of any such oral request thereafter), you will transmit by telephone, and promptly thereafter confirm in writing to Malcolm E. McVay, One HealthSouth Parkway, Birmingham, Alabama 35243; Telephone (205) 969-6140; Facsimile (205) 969-4620, or such other persons as the Company may reasonably request the aggregate number and principal amount of Private Notes tendered to you and the number and principal amount of Private Notes properly tendered that day. In addition, you will also inform the aforementioned persons, upon oral request made from time to time (with written confirmation of such request thereafter) prior to the Expiration Date, of such information as they or any of them may reasonably request.

         6. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Exchange Notes will be made by you promptly after acceptance of the tendered Private Notes in accordance with Section 8 hereof. You will hold all items which are deposited for tender with you after 5:00 p.m., New York City time, on the Expiration Date pending further instructions from an officer of the Company or its counsel.

         7. If any Holder shall report to you that his or her failure to surrender Private Notes registered in his or her name is due to the loss or destruction of a certificate or certificates, you shall request such Holder (i) to furnish to you an affidavit of loss and, if required by the Company, a bond of indemnity in an amount and evidenced by such certificate or certificates of a surety, as may be satisfactory to you and the Company, and (ii) to execute and deliver an agreement to indemnify the Company and you in such form as is acceptable to you and the Company. The obligees to be named in each such indemnity bond shall include the Company and you. You shall report to the Company the names of all Holders who claim that their Private Notes have been lost or destroyed and the principal amount of such Private Notes.

         8. Upon the expiration of the Exchange Offer, William T. Owens, William
W. Horton or Malcolm E. McVay, or another designated officer or agent of the Company, will confirm to you orally (oral notice to be promptly confirmed in writing) or in writing the aggregate principal amount of Private Notes being exchanged for Exchange Notes pursuant to the Exchange Offer. The Private

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Notes accepted for exchange are to be delivered to the Trustee with instructions to cancel such Private Notes and unless otherwise instructed by the Company to destroy such canceled Private Notes and furnish the Company with a certificate evidencing such destruction.

         As soon as practicable after the Company notifies you of its election to exchange Private Notes pursuant to the preceding paragraph, you shall either
(i) cause an aggregate principal amount of Exchange Notes equal to the aggregate principal amount of Private Notes surrendered with and tendered by each Letter of Transmittal or Agent's Message and accepted for exchange to be reflected, as directed in such Letter of Transmittal or Agent's Message, on records maintained by DTC, or, as applicable, (ii) at the request of the tendering Holder contained in a Letter of Transmittal which is tendering Private Notes in definitive form, cause to be delivered as directed in such Letter of Transmittal Exchange Notes registered in the name or names specified in such Letter of Transmittal evidencing an aggregate principal amount equal to the aggregate principal amount of Private Notes surrendered with and tendered by such Letter of Transmittal.

         Tenders pursuant to the Exchange Offer are irrevocable, except that Private Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date as described in the Prospectus.

         If, pursuant to the terms of the Exchange Offer, the Company does not accept and exchange all or any part of the Private Notes, or Private Notes are tendered but withdrawn prior to the Expiration Date, or partial tenders are made, you shall promptly return to, or, upon the order of, the tendering Holder, certificates for Private Notes not exchanged.

         Any certificates for unexchanged Notes forwarded by first-class mail shall be so forwarded under an existing insurance policy protecting you and the Company from loss or liability arising out of the non-receipt or non-delivery of such certificates or by registered mail insured separately for the replacement value of such certificates.

         9. For your services as the Exchange Agent hereunder, the Company shall pay you in accordance with the schedule of fees attached hereto as EXHIBIT C. The Company also will reimburse you, for your reasonable out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees and expenses not previously paid to you) in connection with your services promptly after submission to the Company of itemized statements.

         10. You are not authorized to pay any concessions, commissions or solicitation fees to any broker, dealer, bank or other person or to engage or utilize any person to solicit tenders.

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         11.      As the Exchange Agent hereunder, you:

                  (a) shall have no duties or obligations other than those specifically set forth herein or in the Exhibits attached hereto or as may be subsequently requested in writing of you by the Company and agreed to by you in writing with respect to the Exchange Offer;

                  (b) will be regarded as making no representations and having no responsibilities as to the validity, accuracy, sufficiency, value or genuineness of any Private Notes deposited with you hereunder of any Exchange Notes, any tender Documents or other documents prepared by the Company in connection with the Exchange Offer;

                  (c) shall not be obligated to take any legal action hereunder which might in your judgment involve any expense or liability unless you shall have been furnished with an indemnity reasonably satisfactory to you;

                  (d) may rely on, and shall be fully protected and indemnified as provided in Section 12 hereof in acting upon, the written or oral instructions with respect to any matter relating to your acting as Exchange Agent specifically covered by this Agreement or supplementing or qualifying any such action of any officer or agent of such other person or persons as may be designated or whom you reasonably believe have been designated by the Company;

                  (e) may consult with counsel of your selection, including counsel for the Company, and the advice of such counsel shall be full and complete authorization and protection in respect in good faith and in accordance with such advice of such counsel;

                  (f) shall not at any time advise any person as to the wisdom of the Exchange Offer or as to the market value or decline or appreciation in market value of any Private Notes or Exchange Notes;

                  (g) shall not be liable for any action which you may do or refrain from doing in connection with this Agreement except for your gross negligence, willful misconduct or bad faith;

                  (h) shall not be required to expend or risk your own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of your duties hereunder or in the exercise of any of your rights or powers if you shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to you against such risk or liability is not assured to you;

                  (i) may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion,

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         report,  notice,  request,  consent,  order, approval or other paper or document believed by you to be genuine and to have been signed or presented by the proper party or parties;

                  (j) shall be entitled, if in the administration of the provisions of this Agreement you shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, to receive, and such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct or bad faith on your part be deemed to be conclusively proved and established, by a certificate signed by one of the Company's authorized officers and delivered to you, and such certificate, in the absence of gross negligence, willful misconduct or bad faith on your part, shall be full warrant to you for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof;

                  (k) may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care; and

                  (l) may at any time resign by giving 30 days' written notice of resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor and, upon the acceptance by the successor of such appointment, release you from your obligations hereunder by written instrument, a copy of which instrument shall be delivered to each of you and your successor. If no successor shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, you may petition any court of competent jurisdiction for the appointment of a successor.

         12. The Company covenants and agrees to indemnify and hold harmless you and your officers, directors, employees, agents and affiliates (collectively, the "Indemnified Parties" and each an "Indemnified Party") against any loss, liability or reasonable expense of any nature (including reasonable attorneys' and other fees and expenses) incurred without gross negligence, willful misconduct or bad faith on an Indemnified Party's part, in connection with the administration of the duties of the Indemnified Parties hereunder in accordance with this Agreement; provided, however, such Indemnified Party shall use its best effort to notify the Company by letter, or by cable, telex or facsimile confirmed by letter, of the written assertion of a claim against such Indemnified Party, or of any action commenced against such Indemnified Party, promptly after but in any event within 10 days of the date such Indemnified Party shall have received any such written assertion of a claim or shall have been served with a summons, or other legal process, giving information as to the nature and basis of the claim; provided, however, that failure to so notify the Company shall not relieve the Company of any liability which it may otherwise have hereunder except such liability that is a direct result of such Indemnified Party's failure to so notify the Company. The Company shall be entitled to participate at its own expense in the defense of any such claim or legal action, and if the Company so elects or if the Indemnified Party in such notice to the Company so directs, the Company shall assume

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the  defense of any suit  brought to enforce  any such  claim.  In the event the
Company assumes such defense, the Company shall not be liable for any fees and expenses thereafter incurred by such Indemnified Party which is incurred as a result of the need to have separate representation because of a conflict of interest between such Indemnified Party and the Company. No Indemnified Party shall enter into a settlement or other compromise with respect to any indemnified loss, liability or expense without the prior written consent or the Company, which shall not be unreasonably withheld or delayed if not adverse to the Company's interests. Obligations under this Section 12 shall survive the termination of this Agreement or the earlier resignation or termination of the Exchange Agent.

         13. This Agreement and your appointment as the Exchange Agent shall be construed and enforced in accordance with the laws of the State of New York (without regard to its conflicts of law principles) and shall inure to the benefit of, and the obligations created hereby shall be binding upon the successors and assigns of, the parties hereto. No other person shall acquire or have any rights under or by virtue of this Agreement.

         14. This Agreement may not be modified, amended or supplemented without an express written agreement executed by the parties hereto. Any inconsistency between this Agreement and the Tender Documents, as they may from time to time be supplemented or amended, shall be resolved in favor of the latter, except with respect to the duties, liabilities and indemnification of you as Exchange Agent.

         15. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         16. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or unpaired thereby.

         17. Unless terminated earlier by the parties hereto, this Agreement shall terminate 90 days following the Expiration Date. Notwithstanding the foregoing, Sections 9 and 12 shall survive the termination of this Agreement. Upon any termination of this Agreement, you shall promptly deliver to the Trustee any certificates for Private Notes or Exchange Notes, funds or property then held by you as Exchange Agent under this Agreement.

         18. All notices and communications hereunder shall be in writing and shall be deemed to be duly given on the date received if delivered by reputable overnight courier or registered mail, postage prepaid, or sent by facsimile as follows:

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                  If to Company:      HEALTHSOUTH Corporation
                                      One HealthSouth Parkway
                                      Birmingham, Alabama  35243
                                      Attention:  William W. Horton
                                      Telephone:   (205) 969-4977
                                      Facsimile:   (205) 969-4730

                  and a copy to:      Haskell Slaughter & Young, L.L.C.
                                      1200 AmSouth/Harbert Plaza
                                      1901 Sixth Avenue North
                                      Birmingham, Alabama  35203
                                      Attention:  Robert E. Lee Garner
                                      Telephone:   (205) 251-1000
                                      Facsimile:   (205) 324-1133

                  If to you:          The Bank of New York
                                      101 Barclay Street
                                      New York, New York 10286
                                      Reorganization Department, 7 East
                                      Attention: ______________________
                                      Telephone: ______________________

or such other address or telecopy number as any of the above may have furnished to the other parties in writing for such purposes.

         19. This Agreement and all of the obligations hereunder shall be assumed by any and all successors and assigns of the Company.

         If the foregoing is in accordance with your understanding, please indicate your agreement by signing and returning the enclosed copy of this Agreement to the Company.

                                              Very truly yours,

                                              HEALTHSOUTH Corporation


                                              By
                                                  ------------------------------
                                                         William W. Horton
                                                     Senior Vice President and
                                                      Corporate Counsel and
                                                        Assistant Secretary



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Agreed to this ______ day of _________________, 2001.

The Bank of New York, as Exchange Agent


By:
   ------------------------------------
       ---------------------------
           ------------------


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                                    EXHIBIT A

                                   PROSPECTUS














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                                    EXHIBIT B

                   LETTER OF TRANSMITTAL AND TENDER DOCUMENTS












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                                    EXHIBIT C

                        SCHEDULE OF FEES FOR SERVICES AS
                               EXCHANGE AGENT FOR
                             HEALTHSOUTH CORPORATION
                          8 1/2% SENIOR NOTES DUE 2008

                               EXCHANGE AGENT FEE


         To cover the acceptance of the appointment, the review and consideration of the documentation, communication with the working parties, normal functions of the Exchange Agent, including the establishment and maintenance of required records and accounts, distribution of tender documentation, and receipt of tendered Notes and supporting documentation.

         One-Time Fee of $5,000, plus $500 per daily extension


OUT-OF-POCKET EXPENSES, DTC SERVICE CHARGES AND EXPENSES, LEGAL FEES AND EXPENSES, IF AND WHEN INCURRED, FEES AND DISBURSEMENTS AND SERVICES OF AN UNANTICIPATED OR EXTRAORDINARY NATURE WILL BE CHARGED WHEN OR IF INCURRED.